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                                  EXHIBIT 3.3


                      CERTIFICATE OF LIMITED PARTNERSHIP
                     OF WELLS REAL ESTATE FUND XIII, L.P.
                           DATED SEPTEMBER 15, 1998
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                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                       WELLS REAL ESTATE FUND XIII, L.P.

  THIS CERTIFICATE OF LIMITED PARTNERSHIP of Wells Real Estate Fund XIII, L.P. dated September 15, 1998, is made and executed by and between Wells Partners, L.P. and Leo F. Wells, III, as General Partners, for the purpose of forming a limited partnership pursuant to the provisions of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S) 14-9-100, et seq.
                                                -- ---

  1.  Name.  The name of the Partnership is WELLS REAL ESTATE FUND XIII, L.P.
      ----

  2.  Registered Office and Agent.  The name of the Registered Agent for service
      ---------------------------
of process in the State of Georgia is Wells Capital, Inc., a Georgia corporation, and the address of the Registered Agent and the Registered Office in the State of Georgia is 3885 Holcomb Bridge Road, Norcross, Gwinnett County, Georgia 30092.

  3.  General Partners.  The names and business addresses of the General
      ----------------
Partners are as follows:

                              Wells Partners, L.P.
                              3885 Holcomb Bridge Road
                              Norcross, Georgia 30092

                              Leo F. Wells, III
                              3885 Holcomb Bridge Road
                              Norcross, Georgia 30092

4.  Latest Date of Dissolution.  The latest date upon which the Partnership is
    --------------------------
to dissolve is December 31, 2030.

  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership as of the date first above written.

                                         GENERAL PARTNERS:
                                         ----------------

                                         WELLS PARTNERS, L.P.
                                         A Georgia Limited Partnership

                                         By:  Wells Capital, Inc.
                                              A Georgia Corporation
                                              (As General Partner)


                                              By: /s/ Leo F. Wells, III
                                                 -----------------------
                                                 Leo F. Wells, III, President

                                                 [Corporate Seal]


                                          /s/ Leo F. Wells, III
                                          ----------------------
                                          LEO F. WELLS, III